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                                                                    EXHIBIT 99.1


                                  NEWS RELEASE


                                          (FIRSTCITY FINANCIAL CORPORATION LOGO)

contact: Suzy W. Taylor
         (866) 652-1810


 FIRSTCITY FINANCIAL CORPORATION DECLARES $10.50 DIVIDEND ON NEW PREFERRED STOCK


         WACO, TEXAS JULY 9, 2004... FirstCity Financial Corporation (NASDAQ
FCFC) today announced that its board of directors has declared a dividend payment of $10.50 per share on its New Preferred Stock (NASDAQ FCFCO). The dividend will be payable on July 29, 2004, to holders of record as of July 22, 2004 and represents all dividends in arrears on the New Preferred Stock. Because the dividend is in excess of 25% of the value of the New Preferred Stock, the ex dividend date for the security is July 30, 2004, and the New Preferred will trade with a due bill for the $10.50 per share dividend between the record date and the ex dividend date.

The dividend covers the period from July 1, 1999 through June 30, 2004. The company halted payment of dividends on the New Preferred Stock as of July 1, 1999 due to liquidity constraints resulting from financial difficulties the company experienced at the time. Since then, the company's bank lending agreements have prohibited the payment of any dividends on New Preferred Stock. Giving consideration to its successful recapitalization in December of 2002, and resulting improvement in its balance sheet, liquidity and earnings, the Company recently sought and received a waiver of the restrictions on dividend payments from its lender.

There are currently 126,281 shares of New Preferred Stock outstanding. The issue, which matures in September 2005, has a $21.00 per share liquidation preference and $2.10 per share annual dividend rate. The company expects to make normal quarterly dividend payments of $.525 per share beginning in October of 2004, until the shares are retired.

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words "expect", "intend", "plan", "estimate", "believe", "will be", "will continue", "will likely result", and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company's actual results to differ materially. These factors include, but are not limited to, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the Company's continued need for financing, availability of the Company's credit facilities, and other factors more fully discussed and identified under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," risk factors and other risks identified in the Company's Annual Report on Form 10-K, filed with the SEC on March 30, 2004, as well as in the Company's other filings with the SEC.

Many of these factors are beyond the Company's control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

FirstCity Financial is a diversified financial services Company with operations dedicated to portfolio asset acquisition and resolution and consumer lending with offices in the US and with affiliate organizations in France and Mexico. Its common (FCFC) and preferred (FCFCO) stocks are listed on the NASDAQ National Market System.